Media Advisory

UMB Financial Corporation

1010 Grand Boulevard

Kansas City, MO 64106

For more information please contact:

Kelli Christman, 816.860.5088

Kelli.Christman@umb.com

UMB Announces Conference Call to Discuss First Quarter Results

KANSAS CITY, Mo. (April 4, 2014) - UMB Financial Corporation (Nasdaq: UMBF), a financial services holding company, plans to host a conference call to discuss its 2014 first quarter earnings results on April 23, 2014, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 877-941-8609 or (U.S.) 480-629-9692. The live call can also be accessed by visiting the investor relations area of umb.com or by using the following the link:

http://event.on24.com/r.htm?e=778291&s=1&k=0AB8AFBF09FE19C5BD923E2AAA4A960B

A replay of the conference call may be heard until May 9, 2014, by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference identification number 4678180. The call replay may also be accessed via the company's website umb.com by visiting the investor relations area.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a diversified financial holding company headquartered in Kansas City, Mo., offering complete banking services, payment solutions, asset servicing and institutional investment management to customers. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. Subsidiaries of the holding company include companies that offer services to mutual funds and alternative-investment entities and registered investment advisors that offer equity and fixed income strategies to institutions and individual investors. For more information, visit umb.com, umbfinancial.com, blog.umb.com or follow us on Twitter at @UMBBank, Facebook at facebook.com/UMBBank and LinkedIn at linkedin.com/company/umb-bank.

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